Exhibit 4.13.2

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to the Credit Agreement, dated as of October 31, 2006 (this “Amendment”), is entered into by and among THE HERTZ CORPORATION, a Delaware corporation (together with its successors and assigns the “Parent Borrower”), PUERTO RICANCARS, INC., a Puerto Rico corporation (“Puerto Ricancars”) (Puerto Ricancars together with the Parent Borrower, being collectively referred to herein as the “Borrowers” and each being individually referred to as a “Borrower”); GELCO CORPORATION d.b.a. GE Fleet Services (“GE Fleet Services”), as administrative agent, collateral agent for Collateral owned by the Parent Borrower for the Lenders and collateral agent for Collateral owned by Puerto Ricancars for the Lenders (in such capacities, respectively, the “Administrative Agent”, the “Domestic Collateral Agent” and the “PRUSVI Collateral Agent”); and the Lenders (the “Lenders”) party to the Credit Agreement (as defined below).

RECITALS

A.            The Borrowers, the Administrative Agent, the Domestic Collateral Agent, the PRUSVI Collateral Agent and the Lenders are parties to that certain Credit Agreement, dated as of September 29, 2006, as amended by the First Amendment thereto, dated as of October 6, 2006 (as it may hereafter be further amended, restated or otherwise modified, the “Credit Agreement”).

B.            The Borrowers, the Administrative Agent, the Domestic Collateral Agent, the PRUSVI Collateral Agent and the Lenders are desirous of amending the Credit Agreement as and to the extent set forth herein and pursuant to, and subject to, the terms and conditions set forth herein.

C.            This Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment.  Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendments.

1.1.          Section 7.1(e) of the Credit Agreement is amended by deleting from clause (i) thereof, the date “October 31, 2006” and replacing it with the date “December 31, 2006”.

2.             Conditions to Effectiveness.  The effectiveness of this Amendment is expressly conditioned upon the satisfaction of each of the following conditions precedent in a manner acceptable to Agent:

2.1.          The Administrative Agent’s receipt of counterparts of this Amendment, duly executed by each Borrower, the Administrative Agent, the Domestic Collateral Agent, the

PRUSVI Collateral Agent and the Required Lenders, and duly acknowledged by each of the Guarantors.

3.             Reference to and Effect Upon the Credit Agreement and other Loan Documents.

3.1.          The Credit Agreement and each other Loan Document shall remain in full force and effect and each is hereby ratified and confirmed by the Borrowers and each of the Guarantors.

3.2.          The execution, delivery and effect of this Amendment shall be limited precisely as written and shall not be deemed to (a) be a consent to any waiver of any term or condition or to any amendment or modification of any term or condition of the Credit Agreement or any other Loan Document, except as set forth herein, or (b) prejudice any right, power or remedy which the Administrative Agent, the Domestic Collateral Agent, the PRUSVI Collateral Agent or any Lender now has or may have in the future under or in connection with the Credit Agreement or any other Loan Document.

3.3.          Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

4.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.  A counterpart signature page delivered by fax or electronic transmission shall be as effective as delivery of an originally executed counterpart.

5.             Costs and Expenses.  As provided in Section 11.5 of the Credit Agreement, Borrowers shall pay the fees, costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment (including, without limitation, reasonable attorneys’ fees).

6.             GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

7.             Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[SIGNATURE PAGES FOLLOW]

2

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS:

PUERTO RICANCARS, INC.

		By:	/s/	Elyse Douglas
		Name:		Elyse Douglas
		Title:		Treasurer

THE HERTZ CORPORATION

		By:	/s/	Elyse Douglas
		Name:		Elyse Douglas
		Title:		Treasurer

ACKNOWLEDGED AND AGREED
BY EACH OF THE GUARANTORS:

HERTZ EQUIPMENT RENTAL CORPORATION
BRAE HOLDING CORP.
HERTZ CLAIM MANAGEMENT CORPORATION
HCM MARKETING CORPORATION
HERTZ LOCAL EDITION CORP.
HERTZ LOCAL EDITION TRANSPORTING, INC.
HERTZ GLOBAL SERVICES CORPORATION
HERTZ SYSTEM, INC.
HERTZ TECHNOLOGIES, INC.
HERTZ TRANSPORTING, INC.
SMARTZ VEHICLE RENTAL CORPORATION

By:	/s/ Elyse Douglas
Name:	Elyse Douglas
Title:	Treasurer

GELCO CORPORATION DBA GE
FLEET SERVICES, as Administrative Agent, Domestic
Collateral Agent, PRUSVI Collateral Agent and
Lender

By:	/s/	Brock J. Austin
Name:		Brock J. Austin
Title:		Sr. V.P.

MERRILL LYNCH MORTGAGE CAPITAL,
INC., as Lender

By:	/s/	Jonathan Grant Jones
Name:		Jonathan Grant Jones
Title:		Vice President